EX-10.13



                                 PROMISSORY NOTE


$1,000,000                                                    SEPTEMBER 25, 2006
                                                                PORTLAND, OREGON


                  FOR VALUE RECEIVED, Vaughan Foods, Inc. ("Maker" herein) promises to pay to the order of Paulson Investment Company, Inc. ("Holder"), the principal sum of One Million and no/100ths Dollars ($1,000,000.00) (the "Obligation"). Interest on the Obligation shall accrue until the Obligation is paid in full at the rate of ten percent (10%) per annum. The Obligation and interest shall be payable in lawful money of the United States, at Portland, Oregon or such other place as the Holder hereof may designate.

                  Interest shall be computed on monthly basis of a 365-day year or 366-day year, as applicable, and actual days lapsed. Maker shall have the right to prepay at any time in advance of maturity, without premium or penalty, all or any part of the principal amount of this Promissory Note or interest thereon. Payments shall be first applied to outstanding interest and thereafter to the principal.

         This Promissory Note shall be payable as follows:

         1. When a registration statement for an initial public offering (the "Offering") of Maker is filed with the SEC, this Promissory Note shall be payable on the following schedule:

                  09/28/06------$250,000
                  10/04/06------$250,000
                  10/11/06------$100,000
                  10/18/06------$100,000
                  10/25/06------$100,000
                  11/01/06------$100,000
                  11/08/06------$100,000


  At the option of the Holder, the Holder may deduct such payment from the net proceeds otherwise payable by the Holder to the Maker at the closing the Offering.


         2. This Promissory Note shall be payable by Maker on the earlier of June 30, 2008 or the closing, after consummation of the Offering, of an equity financing by Maker that raises at least $4 million in gross proceeds.


         Maker waives diligence, presentment, demand, protest, and notice of any kind whatsoever. The non-exercise by Holder of any of Holder's rights hereunder in any instance shall not constitute a waiver thereof in that or any subsequent instance.

         Maker shall pay upon demand any and all expenses, including reasonable attorney fees, incurred or paid by Holder without suit or action in attempting to collect funds due under this Promissory Note. In the even an action is instituted to enforce or interpret any of the terms of this Promissory Note including but not


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Promissory Note
September 25, 2006
Page 2


limited to any action or participation by Maker in, or in connection with, a case or proceeding under the U.S. Bankruptcy Code or any successor statute, the prevailing party shall be entitled to recover all expenses reasonably incurred at, before and after trial, on appeal, and on review whether or not taxable as costs, including, without limitation, attorneys' fees, witness fees (expert and otherwise), deposition costs, copying charges and other expenses.

         This Promissory Note is to be construed in all respects and enforced according to the laws of the State of Oregon.


                                            "MAKER"

                                            VAUGHAN FOODS, INC.


                                            By:
                                                --------------------------------

                                            Its:
                                                --------------------------------



Accepted:

"HOLDER"

PAULSON INVESTMENT COMPANY, INC.


By:
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Its:
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